EXHIBIT 10 (H) MAJORITY CONSENT



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                        WRITTEN CONSENT TO ACTION BY THE
                             BOARD OF DIRECTORS AND
                         A MAJORITY OF THE STOCKHOLDERS
                         OF TECHSCIENCE INDUSTRIES, INC.


THE UNDERSIGNED, being all of the directors and the holders of 6,771,250 of the 10,000,000 issued and outstanding shares of common stock, $.01 par value per share of Techscience Industries, Inc., a corporation organized and operating under the laws of the State of Delaware (the "Corporation"), representing a majority of the Corporation's issued and outstanding common stock capitalization, pursuant to the permissive provisions of Section 228(a) and 228(c) of the General Corporation Law of the State of Delaware, and in
accordance with the requirements of the Corporation's Certificate of Incorporation and By-Laws, hereby take the following actions and adopt the following resolutions:

         RESOLVED, that the Board of Directors of the Corporation be, and the same hereby is authorized, empowered and directed in the name and on behalf of the Corporation and under its corporate seal and otherwise, and without further vote or action by the stockholders of the Corporation, to take any and all such action as such directors, in the exercise of their considered business judgement, deem reasonable and necessary to negotiate and consummate a multi faceted business combination with PetPlanet.com, Inc., a non-affiliated California corporation ("Pet") and encompassing: (a) an amendment to the Corporation's Certificate of Incorporation to effectuate: (i) an increase in the number of shares of common stock, $.01 par value per share (the "Shares"), which the Corporation is authorized to issue from 10,000,000 to 20,000,000 (the "Increase"); (ii) a four for twenty-five reverse split of all issued and outstanding Shares (the "Reverse Split"); (iii) the creation of an authorized class of 2,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock") and the granting to the Corporation's Board of Directors the authority, without further action by the stockholders of the Corporation to provide for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof; and (iv) a change of the name of the Corporation to PetPlanet.com, Inc. (the "Name Change"); (b) a private placement under Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Act") of an aggregate of 400,000 post Reverse Split Shares at $.062 per Share, which Shares shall be restricted for 30 months(the "Seed Money Private Offering"); (c) a private placement under Rule 506 of Regulation D under the Act of an aggregate of 250,000 post Reverse Split Shares at $4.00 per Share, which Shares shall be restricted for 12 months (the "Private Offering"); (d) an amendment to the Corporation's 1984 Incentive Stock Option Plan creating the 1999 Long Term Incentive Plan (the "1999 Plan") wherein an aggregate of 2,000,000 Post Reverse Split Shares are reserved for issuance of option under the 1999 Plan; and (e) the acquisition of all of the issued and

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         outstanding  shares of Pet's common stock, $.01 par value per share, solely in exchange for the issuance of an aggregate of 7,325,000 post Reverse Split Shares (the "Reorganization"). The Increase, the Reverse Split, the Preferred Stock, the Name Change, the Seed Money Private Offering, the Private
         Offering,   the  1999   Plan  and  the   Reorganization   are
         hereinafter   collectively   referred  to  as  the  "Business
         Combination".   As  of  the  closing  date  of  the  Business
         Combination,   the  Corporation   shall  have  an  authorized
         capitalization of 20,000,000 Shares and 2,000,000 shares of Preferred Stock of which 9,575,000 Shares and no shares of Preferred Stock shall be issued and outstanding; and it was

         FURTHER RESOLVED, that the Certificate of Incorporation of this Corporation be amended to effectuate the following changes:

             1. To amend Article Fourth thereof, so that the said Article shall be and read as follows:

               "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock all of which are of the same class and which have a par value of $.01 per share; and Two Million (2,000,000) shares of Preferred Stock, $.01 par value per share;"

             2. To add a new Article Fifth thereof, so that the said Article shall be and read as follows:


               "FIFTH: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article Fourth, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (a) The number of shares constituting that series and the distinctive designation of that series; (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (c) Whether that series shall have voting rights, in

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               addition  to the voting  rights  provided  by law,
               and, if so, the terms of such voting  rights;  (d)
               Whether   that   series   shall  have   conversion
               privileges,  and, if so, the terms and  conditions
               of  such  conversion,   including   provision  for
               adjustment of the conversion rate in such events as the Board of Directors shall determine; (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and
               the   amount   per  share   payable   in  case  of
               redemption, which terms, conditions, amounts and dates may vary from time to time; (f) Whether that
               series   shall   have  a  sinking   fund  for  the
               redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (g) The rights of the shares of that series
               in  the   event  of   voluntary   or   involuntary
               liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and
               (h) Any other relative rights, preferences and limitations of that series."

             3. To add a new Article "Sixth" thereof so that the said Article shall be and read as follows:

               "SIXTH: The Board of Directors of the Corporation shall have the right without the further vote of the Corporation's stockholders and without further notice thereto, to consummate a reverse split on up to a four for twenty-five basis, of all issued and outstanding shares of the Corporation's Common Stock, $.01 par value per share, held by stockholders on the date the Board of Directors declares such reverse split to be effective thereby decreasing the number of issued and outstanding shares accordingly, and that, in the event fractional shares result therefrom, the holders thereof not be paid any sum in cash but in lieu thereof the Corporation shall round out the number of shares issued to the nearest higher whole share."; and it was

         FURTHER RESOLVED,  that James T. Woll, Gary W. Gill and James
         S. Gallo be and the same hereby are duly nominated and elected as directors of the Corporation to serve until the closing of the Business Combination or until their respective successors shall have been elected; and it was

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         FURTHER RESOLVED, that James T. Woll be and he hereby is duly nominated and elected as President and Chief Executive Officer of the Corporation to serve until the closing of the Business Combination or until his respective successor shall have been elected and Gary W. Gill; be and he hereby is duly nominated and elected as Treasurer and Chief Financial Officer of the Corporation to serve until the closing of the Business Combination or until his respective successor shall have been elected; and it was

         FURTHER RESOLVED, that Wiss & Co. be and the same hereby is selected as independent certified public accountants to examine and audit the financial statements of the Corporation for the two fiscal years ended October 31, 1998; and it was

         FURTHER RESOLVED, that the acts and actions of management since the last annual meeting of the Board of Directors of the Corporation be, and the same hereby are ratified, confirmed and adopted as being in the best interests of the Corporation and its stockholders; and it was

         FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized, empowered and directed, in the name and on behalf of the Corporation and under its corporate seal and otherwise, and without further vote or action by the stockholders of the Corporation, and in any such manner as such officers shall deem reasonable and prudent and in the best interests of the Corporation and its stockholders to execute such documents as are reasonably deemed necessary to implement the Business Combination and to give effect to the transactions addressed by this Shareholder Consent.

By virtue of the foregoing and following the mailing to all non-consenting shareholders of the Corporation of a written notice summarizing the action taken by this consent, the Corporation will file a Certificate of Amendment to the certificate of Incorporation of the Corporation with the State of Delaware implementing the Reverse Split and change of name and thereafter consummating the Business Combination.

IN WITNESS WHEREOF, this Certificate of Consent has been duly executed and shall be deemed to be effective as of the th day of February, 1999.




------------------------------------           ---------------------------------
      James T. Woll, Director                        Gary W. Gill, Director


------------------------------------           ---------------------------------
     James S. Gallo, Director                    Jean Appello (900,000 Shares)


------------------------------------           ---------------------------------
Anthony Bertuzzi (1,736,200 Shares)              Judy Cabrera (750,000 Shares)


------------------------------------           ---------------------------------
  James T. Patten (875,000 Shares)               Joyce  Cohen  (700,000 Shares)


------------------------------------           ---------------------------------
 Ellen Rosenberg (1,127,800 Shares)              James T. Woll (100,000 Shares)


------------------------------------           ---------------------------------
  Gary W. Gill (100,000 Shares)                 James S. Gallo (100,000 Shares)


------------------------------------           ---------------------------------
William P. Bennett (100,000 Shares)             Jay Dersahagin (100,000 Shares)


------------------------------------
   Kent Mayberry (182,250 Shares)


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